UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2010

RXBIDS
(Exact name of registrant as specified in Charter)

Nevada	000-53373	20-1226081
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

18-B Neal Court Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 740-2929

9050 W. Warm Springs Rd. #12-2129
Las Vegas, Nevada 89148
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain information contained in or filed as exhibits to this Current Report on Form 8-K, and public statements of our management related thereto, includes or may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements which are not historical reflect our current expectations and projections about the registrant, RxBids, a Nevada corporation (to be renamed “Xsovt Brands, Inc.”) (the “Company”), the business, assets and liabilities of Xsovt, LLC, a New York limited liability company (“Xsovt”), which was recently acquired by the Company as described herein, and the Company’s and Xsovt’s future results, performance, liquidity, financial condition, prospects and opportunities.  Forward-looking statements are by nature subject to assumptions and risks and based upon information currently available to the Company and its management and their interpretation of what are believed to be significant factors affecting the Company’s business, including many assumptions regarding future events.  Such forward-looking statements include statements regarding, among other things, Xsovt’s:

•	ability to produce, market and generate sales of its products;

•	ability to develop and introduce new products;

•	projected future sales, profitability and other financial metrics;

•	ability to attract and retain key members of its management team;

•	future financing plans;

•	anticipated needs for working capital;

•	anticipated trends in its industry;

•	ability to expand its sales and marketing and other operational capabilities;

•	ability to operate our business through a U.S. public company; and

•	competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “may,” “should,” “would,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors.  In light of these risks and uncertainties, and especially given the start-up nature of Xsovt’s business, there can be no assurance that the results stated in or implied by the forward-looking statements contained herein will in fact occur.  Potential investors should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Neither the information on the Company’s current or future website nor Xsovt’s website is, and such information shall not be deemed to be, a part of this Report or incorporated in filings the Company makes with the Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 26, 2011 (the “Effective Date”), RxBids, a Nevada corporation (the “Company”) entered into that certain Securities Purchase Agreement (the “SPA”) by and among the Company, Avi Koschitzki (“Koschitzki”), the sellers signatory thereto (the “Sellers”), and Jenson Services, Inc., a Utah corporation (“Jenson Services”), pursuant to which Koschitzki acquired a controlling interest in the Company from the Sellers (the “Change in Control”).

Pursuant to the SPA, Koschitzki acquired 2,680,000 shares (the “Purchased Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) for $350,000 in cash, $250,000 of which was paid on the Effective Date, $50,000 of which is to be paid no later than 45 days following the Effective Date and $50,000 of which is to be paid no later than 90 days following the Effective Date.  In addition, under the terms of the SPA, within three (3) business days following the consummation of Reorganization (as defined below), the Company shall issue to Jenson Services or its assigns, in consideration of cancellation of all (approximately $12,700) Company debt owed to Jenson Services, 440,000 shares of Common Stock, after giving effect to the Reorganization.  The term “Reorganization” means the following transactions that are expected to occur following the Effective Date: (i) a 1 for 12 reverse stock split of the Common Stock (the “Split”) which is expected to occur in the weeks following the Effective Date; (ii) the acquisition by the Company of Xsovt, LLC, a New York limited liability company (“Xsovt”) (as further described below) and (iii) the consummation of a minimum $200,000 and a maximum $1,500,000 preferred stock and warrant financing of the Company (as further described below).

Also pursuant to the terms of the SPA:

1.           Todd Albiston (“Albiston”), a director of the Company, resigned his position;

2.           Mack Bradley, a director of the Company and the Company’s President and Chief Executive Officer (“Bradley”), resigned his officer positions as the Company’s President and Chief Executive Officer.  Bradley has agreed to remain as a director of the Company until the consummation the Split;

3.           Koschitzki was appointed as a director of the Company (subject to compliance with SEC Rule 14f-1) as well as the President, Chief Executive Officer and Secretary of the Company, leaving him as the sole officer of the Company (Koschitzki will also assume the role of Chairman of the Company’s Board of Directors to the extent additional directors are added in the future); and

4.           The Company and Bradley have granted to each other reciprocal options such that: (i) the Company shall have the option, exercisable at any time following the Effective Date, to sell and assign the Company’s existing operating business and all assets and liabilities relating to such business to Bradley in consideration of the extinguishment of $20,000 in Company debt presently owed to Bradley (the “Consideration”) and (ii) Bradley shall have the option, exercisable at any time, to cause the Company to sell and assign such existing business and all assets and liabilities relating to such business to Bradley for the Consideration.

Bradley was one of the Sellers under the SPA.  The SPA includes customary representations of Koschitzki, the Sellers and the Company.  In connection with the Change in Control, the Company moved its headquarters from 9050 W. Warm Springs Rd. #12-2129, Las Vegas, Nevada 89148 to 18-B Neal Court, Oceanside, NY 11572.

The SPA is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the preceding summary of the material provisions of the SPA is qualified in its entirety by reference to the complete text of Exhibit 2.1.

Also on the Effective Date, and pursuant to the requirements of the SPA: (i) Jenson Services terminated an Option Agreement, dated August 26, 2010, under which Bradley had granted to Jenson Services an option to purchase 1,900,000 shares of Common Stock that were owned by Bradley; and (ii) Albiston terminated an Option Agreement, dated August 26, 2010, under which Trescha Peeples (a former director of the Company and a Seller) had granted to Albiston an option to purchase 160,000 shares of Common Stock that were owned by Ms. Peeples.  The shares of Common Stock that were the subject of such options were included as part of the Purchased Shares acquired by Koschitzki pursuant to the SPA.

Item 2.01  Completion of Acquisition.

Securities Exchange Agreement

As of the Effective Date, the Company also completed an acquisition of Xsovt and its business, assets and liabilities by means of a Securities Exchange Agreement, dated as of the Effective Date (the “SEA”), by and among Koschitzki, Brenda Koschitzki (Koschitzki’s wife), the Avi Koschitzki 2010 Trust and the Koschitzki Children’s Trust, which are trusts formed by Koschitzki for the benefit of his family (collectively, the “Koschitzki Parties”), and the Company.

Pursuant to the SEA, the Koschitzki Parties exchanged with the Company 100% of the membership interests in Xsovt for an aggregate of: (i) 3,500 shares of the newly designated Series B Convertible Preferred Stock of the Company (the “Series B Preferred”), (ii) 19,128,467 shares of Common Stock, which shares of Common Stock will be issued effective as of the Effective Date but following the consummation of the Split and (iii) $350,000 in cash, $250,000 of which was paid on the Effective Date, $50,000 of which is to be paid no later than 45 days following the Effective Date and $50,000 of which is to be paid no later than 90 days following the Effective Date.

As a result of the Company’s acquisition of Xsovt, Xsovt became a wholly-owned subsidiary of the Company, and the Company will operate the business of Xsovt going forward.  It is expected that the name of the Company will be changed to “Xsovt Brands, Inc.” in order to more properly reflect the new business of the Company.

The SEA is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the preceding summary of the material provisions of the SEA is qualified in its entirety by reference to the complete text of Exhibit 10.1.

Description of Series B Preferred Stock

Pursuant to the terms of the SEA, and as partial consideration for the Company’s acquisition of Xsovt, The Avi Koschitzki 2010 Trust, of which Koschitzki is the trustee, was issued 3,500 shares of newly designated Series B Preferred.  The Series B Preferred carries the following rights:

1.           Until converted into shares of Common Stock, the Series B Preferred will afford the holder thereof a non-dilutable 35% interest in the Company in the aggregate, meaning that the 3,500 shares of Series B Preferred will convert into 35% of the then outstanding shares of Common Stock whenever such conversion takes place;

2.           The 3,500 shares of Series B Preferred have the voting power (which shall vote together with the holders of Common Stock as a single class) of 52.5% of the outstanding Common Stock on an as converted basis due to the fact that each share of Series B Preferred shall be entitled to cast such number of votes as shall be equal to one and a half (1.5) times the number of shares of the Common Stock into which such Series B Preferred is convertible; and

3.           Conversion of the shares of Series B Preferred into shares of Common Stock is contingent in that such conversion (into 35% of the then outstanding Common Stock) will only be permitted upon the Company’s attaining $75 million in audited gross revenue in any fiscal year and are subject to mandatory conversion upon the Company achieving two (2) consecutive years of $75 million in audited gross revenue.  Furthermore, any such conversion will be limited to 33% of the initial issuance of Series B Preferred Stock in any twelve (12) month period, subject to certain exceptions such as a change of control or liquidation of the Company.

The Certificate of Designation of the Series B Preferred is filed as Exhibit 4.2 to this Current Report on Form 8-K, and the preceding summary of the material provisions of the Series B Preferred is qualified in its entirety by reference to the complete text of Exhibit 4.2.

CERTAIN INFORMATION REGARDING THE BUSINESS OF XSOVT

Overview

Formed in 2010, Xsovt an exciting new company that has developed a new footwear paradigm in the multi-billion dollar footwear industry.  The founders of Xsovt have worked since the fall of 2008 and dedicated nearly $1.2 million of their own capital to developing the XsovtTM brand and refining several innovative footwear concepts including lines for men, women and children.

Xsovt has adopted a novel approach to the design, comfort, and construction of shoes and slippers, as well as the packaging in which the products are sold.  Technology and comfort are incorporated in every stage of the design process to make fashion fun and comfortable.  In its initial product launch, scheduled for August 2011, Xsovt will synthesize elements of style, quality and comfort comparable to high end footwear at a competitive price point.  The design impetus for Xsovt’s debut product line is what we call our “Crossover line”, incorporating the benefits a casual shoe and a comfortable slipper, designed for both lounging at home or for a casual evening out.  This design innovation epitomizes Xsovt’s maxim: “Freedom to Move and Strength to Stand TM”.

Targeted Demographics

While Xsovt plans to eventually offer a wide array of shoe and boot lines for men, women and children, management is initially concentrating its marketing efforts towards the 18-24 year old demographic with its Crossover products.  The Crossover line will also be available in children’s and adult sizes in age and gender appropriate colors and finishes.  The goal is to maximize product exposure to this sector through a variety of mediums including: retail, internet and interactive contests.  This demographic is style driven, predisposed to social shopping and meets the disposable-income criteria for the Crossover’s price point.  Furthermore, this demographic is expected to embrace Xsovt’s culture and allow the company to sell its innovative shoe design vertically to the target customer’s family and friends.  The Crossover will provide the wearer an unprecedented comfort experience both indoors and outdoors, without sacrificing style.

Marketing, Branding and Distribution

Since the beginning of 2010, Xsovt has developed a comprehensive marketing strategy to support the product branding, pre-product launch, product launch and the ongoing organic sales and marketing strategies in order to build and sustain the Xsovt brand.  The marketing strategies are expected to be launched at the WSA Show and at MAGIC (the largest industry trade shows) in Las Vegas, Nevada in February 2011.  The marketing strategy is laser focused to target distributors and wholesalers, as well as to build consumer demand.  Xsovt’s marketing tactics, when combined with its corporate culture aimed at incentivizing its sales force, are expected to position the brand at the forefront of our key demographic.

Product Distribution: Wholesale and Retail

Brand building is essential for Xsovt’s long term growth and development.  Management intends to market through traditional retail channels, e-tailers and also directly to consumers through mall kiosks (so called RMUs) and Xsovt.com.

On the wholesale side, Xsovt has identified select retailers and boutiques from among the approximately 30,000 U.S. specialty footwear stores as potential outlets for its wholesale rollout.  Xsovt will also make use of sales representatives to bolster its sales reach in other regions.  On a parallel track, Xsovt has identified and begun negotiations with well known malls in the New York and New Jersey area for its initial retail rollout.  Retail RMUs/Mall Kiosks would allow the hundreds of thousands of daily mall patrons to see, touch and feel the products and their trendy and functional packaging.  Xsovt’s frontline retail sales forces will be at the heart of its company culture to engage the customer.

E-Marketing Strategy

The Xsovt team has also developed what it believes is a novel online strategy that includes a focused yet potentially viral marketing strategy that is designed to maximize brand awareness and compliment Xsovt’s online sales and marketing capability which is in development.  These strategies are focused on the older teen through young adult subset of the market comprised of 18–24 year olds in order to promote Xsovt’s brand awareness both vertically and horizontally through active and engaging social media marketing and incentives.

Manufacturing

We expect to use independent manufacturers in China to produce our products, with substantially all of the production being undertaken by one or more independent manufacturers in China who we expect may operate both on purchase order or a long term contract basis.  We intend to maintain our own quality control staff in China to oversee all manufacturing, testing, packaging and shipments.

Locations

Xsovt’s headquarters is in Oceanside, New York with a contemplated distribution and fulfillment facility in Las Vegas, Nevada that would provide both East Coast and West Coast distribution.  Xsovt believes that this will be sufficient for its current needs and further believes that additional warehouse space is available on commercially reasonable terms.  Xsovt intends to roll out retail mall locations on a region by region basis in order to maximize coverage and for efficient targeted marketing and advertising campaigns in those areas.

Formation of Xsovt

In connection with formation of Xsovt, the following transactions involving Avi Koschitzki, the new President, Chief Executive Officer, Secretary and director of the Company, took place:

1.           On November 1, 2010, Koschitzki assigned all of his right, title and interest in all of the assets associated with Xsovt’s business to Xsovt in consideration of the issuance to the Koschitzki Parties of 100% of the membership interests in Xsovt; and

2.           On November 1, 2010, Out of the Box Design, LLC, a New York limited liability company wholly-owned by Koschitzki (collectively with its predecessors, “OOTBD”), assigned all of its and its predecessors’ right, title and interest in all of the assets associated with Xsovt’s business to Xsovt in consideration of (i) $60,000 in cash; (ii) the issuance by Xsovt of a promissory note in the principal amount of $290,000 payable to OOTBD (which will be used to satisfy debts and liabilities of OOTBD in connection with the winding down of its business); and (iii) Xsovt’s assumption of an accrued liability of OOTBD to a third party in the amount of $197,000, which liability was incurred by a predecessor of OOTBD for the benefit of the business of Xsovt.

As a result of these transactions, the liabilities of Xsovt (specifically (i) the $290,000 note payable by Xsovt to OOTBD; (ii) the accrued liability of $197,000 assumed by Xsovt from OOTBD and (iii) a $150,000 loan made by a third party investor to Xsovt) became liabilities of the Company through Xsovt as its wholly-owned subsidiary.

RISK FACTORS

Xsovt’s short and long-term success is subject to many risk factors beyond our control.  Potential investors should carefully consider the following risk factors related to our company as well as general investor risks.  If any of the following risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the value of our securities could decline and stockholders may lose all or part of their investment.

Risks Related to the Start-Up Nature of Xsovt

Xsovt has no operating history and is expected to incur significant operating losses during its start-up stage.

Xsovt was only formally established in October 2010 and has no operating history.  We have not sold any of our proposed products.  Therefore, there is no historical financial information upon which to base an evaluation of our performance.  We are a “start-up” company, and thus our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations, and there is a significant risk that we may be unable to achieve our near or longer term operational goals.  This is even more so as we have elected to operate our business as a public company, which greatly increases the risks associated with our company.  We have generated losses since inception and we expect to continue to run at a loss until we establish our business.  We expect to incur substantial operating expenses over the next several years as our product development and marketing activities increase.  The amount of future losses and when, if ever, we will achieve profitability are uncertain.

We will need to raise additional capital to operate our business.

Our current cash on hand will sustain our operations only for a very limited time.  As a result, we will quickly need an infusion of capital to continue our operations and will need further capital in 2011 (approximately $5-7 million) in order to progress our business plan.  As such, we will need to seek additional sources of financing, which might not be available on favorable terms, if at all.  There is no assurance that we will be able to raise the additional funds needed to fund our business.  If we are not able to raise such sufficient capital, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets in the near future.  Moreover, any additional sources of financing will likely involve the issuance of our equity securities, which would have a dilutive effect on the holders of our securities.

We are not currently profitable and may never become profitable.

We expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability.  Even if we are able to launch one or more products, we expect to incur substantial losses for at least 15 months and may never become profitable.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures.  As a result, we will need to generate significant revenues in order to achieve and maintain profitability.  We may not be able to generate these revenues or achieve profitability in the future.  Our failure to achieve or maintain profitability would negatively impact the value of our securities and potentially require us to cease operations, which would result in the loss of your investment.

Our current and future operations substantially depend on our management team and our ability to hire other key personnel, the loss of any of whom could disrupt our business operations.

Our business does and will depend in substantial part on the continued service of Mr. Avi Koschitzki, Xsovt’s founder, as well as other key executives and managers that we have retained or plan to retain.  The loss of the services of Mr. Koschitzki or any of our other key personnel would significantly impede implementation and execution of our business strategy and result in the failure to reach our goals.  We do not carry key person life insurance for any of our officers or employees, and although we are presently applying for such insurance, there is a risk that we may be unable to obtain it, which would leave us completely uncompensated for the loss of our key executives.

We presently have a limited number of employees.  Our future viability and ability to achieve our sales and profit will also depend on our ability to attract, retain and motivate highly qualified personnel in the diverse areas required for continuing our operations.  There is a risk that we will be unable to attract, train or retain qualified personnel, both near term or in the future, and our failure to do so would severely damage our prospects.

We do not presently have a Chief Financial Officer with U.S. public company experience.

We do not presently have a Chief Financial Officer that is familiar with the accounting and reporting requirements of a U.S. publicly-listed company.  Finding such a candidate, as well as one with experience in the footwear or retail sector, will be critical to our ability to operate as a public company.  No assurances can be given that we will be able to identify or afford the financial requirements of qualified candidates.  Although we are seeking such a candidate, we may be unable to find one on agreeable terms or at all, and our failure to fill this position in a timely and effective manner will negatively impact our business.

Risks Relating To Our Business

Our ability to achieve our operational goals will depend on our ability to anticipate fashion trends.

Our viability as a company will depend largely on the strength of our brand, on our ability to anticipate, understand and react to the rapidly changing fashion tastes of footwear consumers and to provide appealing merchandise in a timely and cost effective manner. Our products must appeal to a potentially broad range of consumers and our target demographic in particular, whose preferences cannot be predicted with certainty and are subject to rapid change.  We are also dependent on customer receptivity to our products and our marketing strategies.  There can be no assurance that consumers will accept or prefer our brand, that we will respond quickly enough to changes in consumer preferences or that we will be able introduce acceptable new models and styles of footwear or accessories to our target consumers.  Achieving market acceptance for new products also will likely require us to exert substantial product development and marketing efforts and expend significant funds to create consumer demand.  A failure to introduce new products that gain market acceptance could adversely affect our ability to generate sales and the image of our brand, resulting in significant harm to our business.

If raw materials do not meet our specifications, prices increase, or shortages occur, we could experience interruptions in manufacturing, increased costs, higher product return rates, a loss of sales, or a reduction in our gross margins.

Our independent manufacturers use various raw materials in the production of our footwear that must meet our specifications and, in some cases, additional technical requirements.  If these raw materials and the end product do not perform to our specifications or consumer satisfaction, we could experience a higher rate of customer returns and deterioration in the image of our brand, which could have a material adverse effect on our business, results of operations, and financial condition.

In addition, there may be significant increases in the prices of the raw materials used in our products, which would likely increase the cost of our products from our independent manufacturers.  Our gross profit margins will be adversely affected to the extent that the selling prices of our products do not increase proportionately with increases in their costs. Any significant unanticipated increase in the prices of raw materials could materially affect our results of operations.  No assurances can be given that we will be protected from future changes in the prices of such raw materials.

Also, we will depend on a limited number of key sources for sheepskin, a principal raw material for our initial product.  The top grade sheepskin used in Xsovt footwear is in high demand and limited supply.  Sheep are susceptible to hoof and mouth disease, which can result in the extermination of an infected herd and could have a material adverse effect on the availability of top grade sheepskin for our products.  Additionally, the supply of sheepskin can be adversely impacted by weather conditions and harvesting decisions that are completely outside our control.  Our potential inability to obtain top grade sheepskin for our products could impair our ability to meet our production requirements for our products in a timely manner and could lead to inventory shortages, which can result in lost sales, delays in shipments to customers, strain on our relationships with customers and diminished brand loyalty.  There have also been significant increases in the prices of top grade sheepskin as the demand for this material has increased. Any further price increases will likely raise our costs, increase our costs of sales and decrease our profitability unless we are able to pass the higher prices on to our customers.

If we do not accurately forecast consumer demand, we may have excess inventory to liquidate or have difficulty filling our customers’ orders.

Because the footwear industry has relatively long lead times for design and production, we must plan our production tooling and projected volumes many months before consumer tastes become apparent.  The footwear industry is subject to fashion risks and rapid changes in consumer preferences, as well as the effects of weather, general market conditions and other factors affecting demand.  We may thus fail to accurately forecast styles, colors and features that will be in demand.  If we overestimate demand for any products or styles, we may be forced to liquidate excess inventories at a discount to customers, resulting in higher markdowns and lower, or negative, gross margins.  Further, the excess inventories may prolong our cash flow cycle, resulting in reduced cash flow and increased liquidity risks.  Conversely, if we underestimate consumer demand for any products or styles or have factory delays on a substantial amount of product, we could have inventory shortages.  This could result in lost potential sales, delays in shipments to customers, strains on our relationships with customers, and diminished brand loyalty.

Our operational and financial viability will be influenced by the sales and distribution capabilities of our wholesale and distribution partners.

Our operational and financial viability is and will directly related to the ability of our wholesalers, distributors, e-commerce business and retail store partners to market and sell our brand through to the consumer.  There is a risk that we may not even be able to establish or maintain commercial relationships with such parties, which would adversely impact our business.  Even if we are able to establish such relationships, if a distributor fails to meet sales goals, it may be difficult and costly to either locate an acceptable substitute distributor or convert to a wholesale direct model.  If a change becomes necessary, we may experience increased costs, loss of customers, as well as substantial disruption and a resulting loss of sales.  We currently do not have long-term contracts with any of these parties.  Sales to these parties are generally on an order-by-order basis and are subject to rights of cancellation and rescheduling by our customers.  We use the timing of delivery dates in our customer orders to forecast our sales and earnings for future periods.  If any of our major customers including independent distributors experience a significant downturn in its business, or fail to remain committed to our products or brands, then these customers could postpone, reduce, or discontinue purchases from us.  Also, challenging economic conditions may impair the ability of our customers to pay for products and any of our major customers may realize a financial collapse or bankruptcy.  As a result, we could experience a decline in sales or gross margins, write downs of excess inventory, increased discounts or extended credit terms to our customers, or an increase in bad debt expense, which could have a material adverse effect on our business, results of operations, financial condition, cash flows and our stock price.

Because we depend on independent manufacturers, we face challenges in maintaining a continuous supply of goods that meet our quality standards.

We expect to use independent manufacturers in China to produce our products, with substantially all of the production being undertaken by 3 independent manufacturers in China.  We do not expect to maintain our own manufacturing capability and will therefore depend on these manufacturers’ ability to finance the production of goods ordered and to maintain manufacturing capacity.  The manufacturers in turn depend upon their suppliers of raw materials.  We will not exert direct control over either the independent manufacturers or their raw materials suppliers, so we may be unable to obtain timely delivery of acceptable products.

In addition, we currently do not have long-term contracts with these independent manufacturers, and any of them may unilaterally terminate their relationship with us at any time or seek to increase the prices they charge us.  As a result, we are not assured of an uninterrupted supply of products of an acceptable quality from our independent manufacturers.  If there is an interruption, we may not be able to substitute suitable alternative manufacturers because substitutes may not be available or they may not be able to provide us with products or services of a comparable quality at an acceptable price or on a timely basis.  If a change in our independent manufacturers becomes necessary, we would likely experience increased costs as well as substantial disruption of our business, which could result in an inability to generate or a loss of sales, which would greatly damage our business.

Our independent manufacturers are located outside the U.S., where we are subject to the risks of international commerce.

All of our third party manufacturers will be in China or other offshore locations, with substantially all production expected to be performed by 3 independent manufacturers in China.  Foreign manufacturing is subject to numerous risks, including the following:

•
tariffs, import and export controls and other non-tariff barriers such as quotas and local content rules on raw materials and finished products, including the potential threat of anti-dumping duties and quotas;

•	increasing transportation costs;

•	poor infrastructure and shortages of equipment, which can delay or interrupt transportation and utilities;

•	restrictions on the transfer of funds;

•	changing economic conditions;

•	changes in governmental policies and regulations including environmental regulations in China, the U.S. and elsewhere;

•	customary business traditions in China, such as local holidays which are traditionally accompanied by high levels of turnover in the factories;

•	labor unrest, which can lead to work stoppages and interruptions in transportation or supply;

•	shipping delays, including those resulting from labor issues, work stoppages or other delays at the port of entry or port of departure;

•	political instability, which can interrupt commerce and make travel dangerous;

•	expropriation and nationalization; and

•	adverse changes in consumer perception of goods from China, trade or political relations with China

These factors could severely interfere with the manufacture or shipment of our products which could make it difficult to obtain adequate supplies of quality products when we need them, thus materially affecting our sales and results of operations.

Our business could suffer if our independent manufacturers or suppliers violate labor or other laws.

Our independent contract manufacturers and suppliers must comply with all local laws and regulations governing human rights working conditions and environmental protection before we are willing to place business with them.  Nevertheless, we do not control the labor practices of these factories and suppliers.  If one of them violates our labor standards by, for example, using convicted, forced or indentured labor or child labor, fails to pay compensation in accordance with local law or fails to operate its factories in compliance with local safety or environmental requirements, we likely would immediately cease dealing with that manufacturer or supplier, and we could suffer an interruption in our product supply chain.  In addition, the manufacturers’ or designated suppliers’ actions could damage our reputation and the value of our brands, resulting in negative publicity and discouraging customers and consumers from buying our products.

We conduct business outside the U.S., which exposes us to foreign currency and other risks.

While our purchases from the Chinese factories are currently denominated in U.S. dollars, certain operating and manufacturing costs of the factories are or may be denominated in the Chinese currencies.  As a result, fluctuations in the Chinese currencies versus the U.S. dollar could impact our purchase prices from the factories in the event that they adjust their selling prices accordingly.

Failure to adequately protect our trademarks and other intellectual property rights and counterfeiting of our brands could divert sales, damage our brand image and adversely affect our business.

We utilize trademarks, trade names, copyrights, trade secrets, trade dress and designs and other intellectual property on our products or otherwise in our business.  We believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying us, and in distinguishing our goods from the goods of others.  We believe that our intellectual property rights are critically important to our brand, our viability as a company and our competitive position.  We may discover products that are counterfeit reproductions of our products or that otherwise infringe on our intellectual property rights.  We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights are or will be adequate to prevent imitation of our products by others or, if necessary, successfully challenge another party’s counterfeit products or products that otherwise infringe on our intellectual property rights on the basis of trademark or patent infringement.  If we are unsuccessful in challenging another party’s products on the basis of trademark or other intellectual property infringement, or if we are required to change our name or use a different logo, continued sales of such competing products by third parties could harm our brand and adversely impact our business, financial condition, and results of operations by resulting in the shift of consumer preference away from our products.  We may face significant expenses and liability in connection with the protection of our intellectual property rights, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition could be adversely affected.

We also rely on trade secrets, confidential information and other proprietary information related to, among other things, the formulation of material and product development, especially where we do not believe patent protection is appropriate or obtainable. Using third-party manufacturers and compounding facilities may increase the risk of misappropriation of our trade secrets, confidential information and other unpatented proprietary information.  We presently do not have agreements in place to protect against such actions, which puts our business at significant risk.  Even if we implement the use of agreements that seek to protect our intellectual property, confidential information and other proprietary information, these may not effectively protect such intellectual property and information and may not be sufficient to prevent unauthorized use or disclosure of such trade secrets and information.  A party to one of these agreements may breach the agreement and we may not have adequate remedies for such breach.  As a result, our trade secrets, confidential information and other proprietary information may become known to others, including our competitors.  Furthermore, as with any trade secret, confidential information or other proprietary information, others, including our competitors, may independently develop or discover such trade secrets and information, which would render them less valuable to us.

Third parties may claim that we are infringing their intellectual property rights, and such claims may be costly to defend, may require us to pay licensing fees, damages, or other amounts, and may prevent, or otherwise impose limitations on, the manufacture, distribution or sale of our products.

From time to time, third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights. While we do not believe that any of our proposed products infringe the valid intellectual property rights of third parties, we may be unaware of the intellectual property rights of others that may cover some of our proposed products.  If we are forced to defend against such third-party claims, whether or not such claims are resolved in our favor, we could encounter expensive and time-consuming litigation, which could divert our management and key personnel from business operations.  If we are found to be infringing on the intellectual property rights of other companies, we may be required to pay damages or ongoing royalty payments, or comply with other unfavorable terms.  If we are found to be infringing on the intellectual property rights of other companies, we may not be able to obtain license agreements on terms acceptable to us, or at all, and this may prevent us from manufacturing, marketing or selling certain products.  Thus, such third-party claims may significantly reduce the sales of our products or increase our cost of goods sold.  Any such reductions in sales or cost increases could be significant, and could have a material and adverse affect on our business.

Risks Related to Our Industry

Because the footwear market is sensitive to decreased consumer spending and economic cycles, if general economic conditions deteriorate, potential customers may not purchase from us or may not be able to pay for our products in a timely manner.

The footwear industry historically has been subject to cyclical variation and decline in performance when consumer spending decreases or softness appears in the retail market.  Many factors affect the level of consumer spending in the footwear industry, including:

•	general business conditions;

•	interest rates;

•	financial market conditions;

•	the availability of consumer credit;

•	change in demographic spending;

•	weather;

•	taxation; and

•	consumer confidence in future economic conditions.

Consumer purchases of discretionary items, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower.  A downturn in economies where we or our distribution partners sell products may reduce sales, which would negatively impact our results of operations.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

The footwear industry is highly competitive, and the recent growth in the market for casual footwear and other products has encouraged the entry of many new competitors into the marketplace as well as increased competition from established companies.  We are a start-up company, and our competitors are well established and have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do, as well as greater brand awareness in the footwear market.  Our competitors include athletic and footwear companies, branded apparel companies and retailers with their own private labels. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products.  In addition, access to offshore manufacturing has made it easier for new companies to enter the markets in which we compete, further increasing competition in the footwear industry.

Additionally, efforts by our competitors to dispose of their excess inventories may significantly reduce prices that we can expect to receive for the sale of our competing products and may cause our customers to shift their purchases away from our products.

We believe that our ability to compete depends on a number of factors, including the quality, style and authenticity of our products and the strength of our brand, as well as many factors beyond our control.  Maintaining our competitiveness depends on our ability to defend our products from infringement, our continued ability to anticipate and react to consumer tastes and our continued ability to deliver quality products at an acceptable price. If we are unable to compete in our market, our sales and earnings will decline, as will the value of our business, financial condition and securities.

Consolidations, restructurings and other ownership changes in the retail industry could affect the ability of our wholesale customers to purchase and market our products.

In the future, retailers in the U.S. may undergo changes that could decrease the number of stores that carry our products or increase the concentration of ownership within the retail industry, including consolidating their operations, undergoing restructurings, undergoing reorganizations, or realigning their affiliations.  These consolidations could result in a shift of bargaining power to the retail industry and in fewer outlets for our products.  Such consolidations could also result in price and other competition that could reduce our margins and our net sales.

Risks Related to Our Securities

Our majority shareholder, Avi Koschitzki, controls and will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Our founder Avi Koschitzki controls and will control, directly or indirectly together with his family, more than a majority of the outstanding shares of Common Stock and will, by reason of the Series B Preferred Stock described below, have the power to vote in excess of 50% of the Common Stock (together with any shares of Common Stock held by him or his family).  Consequently, Mr. Koschitzki will have the ability, acting alone, to control the election of our directors and, subject to certain exceptions, the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws.  This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those of Mr. Koschitzki.  Mr. Koschitzki also has significant control over our business, policies and affairs as a director and President and Chief Executive Officer of our company.

Additionally, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling shareholders.

Importantly, a trust for the benefit of Mr. Koschitzki’s family (of which he is trustee) owns shares of Series B Preferred Stock of our company.  The Series B Preferred Stock has full voting rights on an “as converted basis” and will, until converted, always have the voting power of 52.5% of the outstanding common stock on an as converted basis in addition to the voting rights of any shares of common stock held by Mr. Koschitzki or his family.  The Series B Preferred Stock will be convertible in the future only upon achievement of certain operational milestones, but until the time of conversion, the shares of common stock underlying the Series B Preferred Stock will be protected from any dilution whatsoever such that, upon and regardless of when the Series B Preferred Stock is converted, it will convert into, in the aggregate, 35% of the then outstanding common stock following such conversion.  The existence of the Series B Preferred Stock will work to ensure that Mr. Koschitzki will have the ability to control our affairs for the foreseeable future.  You should not invest in our company in reliance on your ability to have any control over our company.

We may be burdened by the liabilities of the public company which acquired Xsovt or auditing or governance questions regarding such company.

On January 26, 2011, the business of Xsovt, owned by Xsovt, LLC, was acquired by RxBids, an existing publicly-listed company.  RxBids’ current operating business has generated very little revenue and has incurred losses to date.  Moreover, RxBids is currently subject to liabilities and contingencies as well as oversight by the Securities and Exchange Commission (the “SEC”).  There is therefore a risk that problems associated with RxBids’ current business could negatively (perhaps severely) impact us in the future, including:

•
claims against our management or controlling shareholders by existing shareholders for breaches of fiduciary duty in connection with the acquisition of Xsovt, the concurrent financing that occurred with such acquisition or other corporate actions of RxBids;

•	unknown or unsatisfied claims or liabilities relating to RxBids’ current operating business by or owing to third parties;

•	questions raised by the SEC regarding our accounting for the acquisition or RxBids’ historical financial statements or operations; or

•	other governance and/or regulatory issues associated with RxBids.

We may have limited recourse against the persons from whom Koschitzki acquired control of RxBids.  In addition, our management may be unable to face these challenges should they arise do to a lack of knowledge of the relevant facts or a lack of financing to protect our company from litigation or regulatory investigations.  Finally, these issues would likely distract our management at a critical time when we will be formulating and executing the initial launch of Xsovt’s products.  Should any of these occur, our business and results of operations would be adversely affected, even to the point where we could be forced to suspend operations, in which case you could lose your investment in our company.

Shares eligible for future sale may cause dilution and adversely affect the market for our common stock.

We have a very significant number of shares of common stock underlying securities of our company, the future exercise, conversion or sale of which could cause significant dilution to holders of our common stock and depress the price of our publicly-traded stock.  These include the shares of common stock underlying our Series A Preferred Stock, our Series B Preferred Stock and several class of common stock purchase warrants.  If and when these securities are exercised or converted into shares of our common stock, our shares outstanding will increase and you will suffer dilution.  Also, any such increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

An active and visible trading market for our common stock may not develop.

The current market for our common stock is highly illiquid.  We cannot predict whether an active market for shares of our common stock will develop in the future.  In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of our common stock may be limited; and

•	A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The Company is listed for quotation on OTC Bulletin Board.  The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ or the NYSE AMEX.  No assurances can be given that our common stock will ever trade on the OTC Bulletin Board, much less a senior market like NASDAQ or NYSE AMEX.  For so long as our common stock is listed on the OTC Bulletin Board, the trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in estimates, announcements of achievements by our company or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of shares of our common stock.

Moreover, there is a risk that our common stock could be delisted from the OTC Bulletin Board, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTC Bulletin Board.

The market price for shares of our common stock may be volatile.

The market price for shares of our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	changes in financial estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of other footwear or similar companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	our intellectual property position; and

•	general economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses.  Laws such as the Sarbanes-Oxley Act of 2002 have required changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly.  In addition, we will incur additional costs associated with our public company reporting requirements.  We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  Such costs and time required to comply with these rules could drain our resources, distract management and generally make achieving our operating goals much more difficult and could thus cause our business to suffer.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently and will be for the foreseeable future quoted for trading on the OTC Bulletin Board, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under applicable SEC rules.  Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not expect to pay dividends for the foreseeable future.

Although the shares of our Series A Preferred Stock do carry a cumulative dividend, we do not expect to pay dividends on our common stock for the foreseeable future.  Accordingly, any potential investor who anticipates the need for current dividends should not purchase our securities.

Item 3.02  Unregistered Sales of Equity Securities.

Preferred Stock and Warrant Financing

As of the Effective Date, the Company consummated a closing (yielding gross proceeds of $300,000 to the Company) of a minimum $200,000 (8 units) and a maximum $1,000,000 (40 units, with a Company option for an additional $500,000 (20 units)) private placement (the “Private Placement”) of units, with each unit consisting of: (i) 25,000 shares of newly designated Series A 6% Cumulative Convertible Preferred Stock of the Company (the “Series A Preferred”) which carries an initial conversion price of $0.25 per share, (ii) Class A Common Stock purchase warrants to purchase 100,000 shares of Common Stock at $0.375 per share and (iii) Class B common stock purchase warrants to purchase 100,000 shares of Common Stock at $0.875 per share (the Class A warrants and Class B warrants are collectively referred to herein as the “Warrants”).  The Company entered into individual subscription agreements with each of the investors in the Private Placement (the “Subscription Agreements”).

Under the terms of the Private Placement, the Company is permitted to sell up to an additional $1,200,000 worth of Series A Preferred and Warrants.  The securities sold to the investors in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section.  At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

Terms of the Series A Preferred

The following is a summary of the terms of the Series A Preferred:

Dividends:
The Series A Preferred carries an annual 6% cumulative dividend, payable quarterly in arrears (i) beginning in the fiscal quarter that is 9 months following the Effective Date or (ii) upon a liquidation or redemption (the “Dividend”).  Dividends may be paid in cash or shares of Common Stock as determined by the Company in its discretion.

Liquidation Preference:
In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid to the stockholders of the Company out of funds legally available therefor as follows: first pay $0.25 (the “Original Purchase Price”) plus accrued dividends on each share of Series A Preferred.  The balance of any proceeds shall be distributed to holders of Common Stock.  A merger or consolidation (other than one in which the existing stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event (a “Deemed Liquidation Event”), thereby triggering payment of the liquidation preferences described above unless the holders of majority of the Series A Preferred elect otherwise.

Voting Rights:	The Series A Preferred shall vote together with the Common Stock on an as-converted basis and not as a separate class.

Protective Provisions:
So long as 50% of the shares of Series A Preferred are outstanding, the Company will not, without the written consent of the holders of at least 50% of the Company’s Series A Preferred outstanding, either directly or by amendment, merger, consolidation, or otherwise:

(i)       liquidate, dissolve or wind-up the affairs of the Company, or effect any Deemed Liquidation Event;

(ii)      amend, alter, or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner adverse to the Series A Preferred; or

(iii)      increase the authorized number of shares of Series A Preferred.

Optional Conversion:
The Series A Preferred initially converts to shares of Common Stock at any time at the option of holder at $0.25 per share, the initial conversion price of the Series A Preferred (as may be adjusted from time to time pursuant to the terms hereof, the “Conversion Price”), subject to adjustments for stock dividends, splits, combinations and similar events and as described below under “Anti-Dilution Protection.”  Stockholders exercising optional conversion shall not be entitled to receive any Dividend.

Mandatory Conversion:
Each share of Series A Preferred will automatically convert into Common Stock at the then applicable Conversion Price in the event of the closing of any offering of securities by the Company which generates gross proceeds to the Company of $3,000,000 or more, or (ii) upon the written consent of the holders of 50% of the Series A Preferred.

Redemption:
The Series A Preferred shall be redeemable by the Company in its discretion upon 15 days written notice to the holders of the Series A Preferred at a price per share equal to one times the Original Purchase Price per share.

Anti-Dilution Protection:
Subject to certain customary exemptions, in the event that the Company issues additional securities at a purchase price less than the then applicable Conversion Price, the Conversion Price shall be adjusted pursuant to a customary “weighted average” formula.

Terms of the Warrants

The following is a summary of the terms of the Warrants:

Class A Warrants:
Each Class A Warrant included within each Unit will grant to the each investor the right, for a period of three (3) years from the Effective Date, to subscribe for a number of shares of Common Stock equal to four (4) shares of Common Stock for every share of Series A Preferred purchased by the such investor (i.e., 100% warrant coverage) at an exercise price equal to $0.375 per share (150% of the Conversion Price) (the “Class A Exercise Price”).  The Class A Exercise Price shall be subject to the same anti-dilution protection described above with regard to the Series A Preferred.

Class B Warrants:
The Class B Warrants will grant to the each investor the right, for a period of three (3) years from the Effective Date, to subscribe for a number of shares of Common Stock equal to four (4) shares of Common Stock for every share of Series A Preferred (i.e., 100% warrant coverage) at an exercise price equal to $0.875 per share (350% of the Conversion Price) (the “Class B Exercise Price”).  The Class B Exercise Price shall be subject to the same anti-dilution protection described above with regard to the Series A Preferred.

Other than with respect to exercise price, the Warrants are identical.

Registration Rights

The Subscription Agreements grant investors in the Private Placement with certain rights to have their securities registered for resale.  All shares of Common Stock issuable upon conversion of the Series A Preferred and the Warrants are referred to herein for these purposes as “Registrable Securities.”  The holders of Registrable Securities will be entitled to “piggyback” registration rights on all registration statements of the Company, subject to the right of the Company and its underwriters to reduce the number of shares proposed to be registered to any degree in their discretion.  The registration expenses (exclusive of stock transfer taxes, underwriting discounts and commissions) will be borne by the Company.  Such registration rights will terminate for each investor upon a Deemed Liquidation Event or when all shares held by an investor are eligible to be sold without restriction under Rule 144.

The Certificate of Designation of the Series A Preferred, and the form of Warrants are filed as Exhibits 4.1, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and the preceding summary of the material provisions of such instruments is qualified in its entirety by reference to the complete text of such exhibits.

Item 5.01  Changes in Control of Registrant

The Company hereby incorporates in this Item the disclosure set forth in Items 1.01 and 5.02 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Officers.

In connection with the Change in Control, on January 26, 2011:

(a)           Todd Albiston resigned as a member of the Board of Directors of the Company (the “Board”), effective immediately upon consummation of the Change in Control.  Mr. Albiston did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices; and

(b)           Mack Bradley resigned as a the President and Chief Executive Officer of the Company, effective immediately upon consummation of the Change in Control, and further resigned as member of the Board effective upon the consummation of the Split.  Mr. Bradley did not and will not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices; and

(c)           Koschitzki was appointed as President and Chief Executive Officer of the Company and as a member of the Board to replace the vacancy caused by the resignation of Mr. Albiston, effective immediately upon consummation of the Change in Control (subject to compliance with SEC Rule 14f-1).  Koschitzki will also assume the role of Chairman of the Board to the extent additional directors are added in the future.  The following is a summary of biographical information regarding Mr. Koschitzki:

Avi Koschitzki,36.  Mr. Koschitzki is Xsovt’s founder and an expert in the design, sourcing and quality control procedures for manufactured products.  From 2003 to 2010, Mr. Koschitzki founded and acted as the principal of a series of affiliated companies collectively known as Out of the Box Group, which specialized in the design and production of custom interior furnishings for luxury hotels and resorts.  In 2005, Mr. Koschitzki was instrumental in helping to procure many amenities for the Wynn Las Vegas Hotel aimed at enhancing the guest experience, including more than 80 custom-made products.  In 2006, Out of the Box opened a Las Vegas satellite office, and in 2007 it opened a Hong Kong office to service its growing portfolio of hotel and resorts, including properties in New York, Las Vegas, Dubai, Shanghai and Hong Kong.  From 1999 to 2003, Mr. Koschitzki founded and operated Kay Media, Inc., a print brokerage business.  By 2000, Kay Media had grown into an established promotional products and catalog company.  In 2001, the company pioneered an order and managerial control process that allowed employees of large organizations to more easily order promotional products online through a streamlined and cost effective process.

Other than as disclosed in this Current Report on Form 8-K, there are no material plans, contracts or arrangements to which Mr. Koschitzki is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Koschitzki’s appointment as an officer or director of the Company.

The resignations letters of Mr. Albiston and Mr. Bradley are included as Exhibits 17.1 and 17.2 to this Current Report on Form 8-K, respectively.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see Items 2.01 and 3.02 of this Current Report on Form 8-K for a description of the Company’s newly designated Series A Preferred and Series B Preferred.

On January 26, 2011, the Board, acting by unanimous written consent, adopted an Amended and Restated Bylaws of the Company, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.  A summary of the material changes to the Amended and Restated Bylaws compared to the Company’s previous bylaws is as follows:

Item/Right	Amended & Restated Bylaws	Previous Bylaws

Ability of Board to postpone a stockholders’ meeting	The Board may postpone a stockholder’s meeting in its discretion.	No equivalent power.

Ability of stockholders to call a special meeting	Two-thirds of stockholders may call a special meeting.	Fifty percent of stockholders may call a special meeting.

Agenda items for special stockholders meetings	Agenda items in special meetings called by stockholders limited to those not recently considered or to be considered at the next annual meeting.	No corresponding provision.

Proposing stockholders must appear at the meeting	If a stockholder does not appear in person or by proxy at a special meeting, such stockholder’s agenda items need not be considered.	No corresponding provision.

Removal of board members for cause	Stockholders may only remove board members by a 2/3 majority and for cause (as defined).	A majority of stockholders may remove the board for cause. Cause is undefined.

Indemnification	Indemnity as specified in the Certificate of Incorporation; new directors elected in a contested election not entitled to indemnification without the consent of a majority of continuing board members.	Mandatory indemnification for directors and officers of the corporation, subject to certain exceptions.

Voting in a contested election	Directors elected by majority of votes cast, or, in a contested election, by plurality.	Directors elected by majority of votes cast.

Board size	Board size shall be between 1 and 9.	Board consists of two directors.

Amendment of Bylaws	Stockholders may only amend the bylaws by a 2/3 majority. Directors may amend bylaws by majority vote.	Bylaws may be amended by majority vote of stockholders of directors.

The above summary is qualified in its entirety by reference to a copy of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 that is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required pursuant to Item 9.01(a) of Form 8-K are not being filed herewith. Such financial statements will be filed by amendment not later than 71 calendar days after the date the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or April 13, 2011, pursuant to Item 9.01(a)(4) of Form 8-K.

(b)           Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is not being filed herewith. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or April 13, 2011, pursuant to Item 9.01(b)(2) of Form 8-K.

(d)           Exhibits
Exhibit No.	Description

2.1	Securities Purchase Agreement, dated January 26, 2011, by and among the Company, Avi Koschitzki, the sellers signatory thereto and Jenson Services, Inc.
3.2	Amended and Restated Bylaws of the Company
4.1	Certificate of Designations of Series A 6% Convertible Preferred Stock of the Company
4.2	Certificate of Designations of Series B Convertible Preferred Stock of the Company
4.3	Form of Class A Warrant issued to the investors in the Private Placement
4.4	Form of Class B Warrant issued to the investors in the Private Placement
10.1	Securities Exchange Agreement, dated as of January 26, 2011, by and among Avi Koschitzki, Brenda Koschitzki, the Avi Koschitzki 2010 Trust, the Koschitzki Children’s Trust and the Company
10.2	Form of Subscription Agreement for investors in the Private Placement
17.1	Resignation Letter of Todd Albiston, dated January 26, 2011
17.2	Resignation Letter of Mack Bradley, dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2011	RXBIDS

	By:	/s/ Avi Koschitzki
		Name:	Avi Koschitzki
		Title:	President and Chief Executive Officer